Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 6, 2024, with respect to the financial statements of Boundless Bio, Inc., included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Diego, California

March 6, 2024